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                                                                    Exhibit 3.47

                                                                          PAGE 1

                                    DELAWARE
                             -----------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FCR, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 1998, AT 1 O'CLOCK P.M.

     CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "KTI ACQUISITION SUB, INC." TO "FCR, INC.", FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1998, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2901649  8100H                            AUTHENTICATION: 1782847

020316546                                           DATE: 05-17-02

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 05/28/1998
                                                          981204367 - 2901649

                          CERTIFICATE OF INCORPORATION

                                       OF

                            KTI Acquisition Sub, Inc.

                                      *****

1.     The name of the corporation is KTI Acquisition Sub, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.     The nature of the business or purposes to be conducted or promoted is:

  To engage in the chemical and other related businesses and any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 1500 each without par value.

5.     The name and mailing address of each incorporator is as follows:

NAME                    MAILING ADDRESS
----                    ---------------

Robert Wetzel            KTI, Inc.
                         7000 Boulevard East
                         Guttenberg, New Jersey 07093

6.     The corporation is to have perpetual existence.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27 day of May, 1998.


                                                /s/ ROBERT WETZEL
                                                -----------------
                                                Robert Wetzel

                                        2
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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/28/1998
                                                          981338922 - 2901649


                              CERTIFICATE OF MERGER

                                       OF

                       FCR, INC., a Delaware corporation,

                                      INTO

                KTI ACQUISITION SUB, INC., a Delaware corporation

--------------------------------------------------------------------------------

                     Pursuant to Sections 103 and 251 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

          The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"),

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                          State of Incorporation

          FCR, Inc.                     Delaware

          KTI Acquisition Sub, Inc.     Delaware

          SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

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          THIRD: The Board of Directors of KTI Acquisition Sub, Inc. has duly adopted resolutions, dated July 7, 1998, authorizing the merger of FCR, Inc. into KTI Acquisition Sub, Inc., pursuant to Sections 141 and 251 of the DGCL. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

          FOURTH: The sole stockholder of KTI Acquisition Sub, Inc. has approved the merger of FCR, Inc. into KTI Acquisition Sub, Inc. by written consent dated July 7, 1998, pursuant to Sections 228 and 251 of the DGCL.

          FIFTH: The Board of Directors of FCR, Inc. has duly adopted resolutions, dated July 21, 1998, authorizing the merger of FCR, Inc. into KTI Acquisition Sub, Inc., pursuant to Sections 141 and 251 of the DGCL. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

          SIXTH: The stockholders of FCR, Inc. have approved the merger of FCR, Inc. into KTI Acquisition Sub, Inc. by written consent dated July 22, 1998, pursuant to Sections 228 and 251 of the DGCL.

          SEVENTH: KTI Acquisition Sub, Inc. shall be the corporation surviving the merger.

          EIGHTH: That the certificate of incorporation of KTI Acquisition Sub, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation, except that Article First of the Certificate of Incorporation of KTI Acquisition Sub, Inc. shall be amended and restated as follows:

          "ARTICLE FIRST: The name of the corporation is FCR, Inc."

                                        2
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          NINTH: That the executed plan and agreement of merger is on file at the principal place of business of KTI Acquisition Sub, Inc. The address of the principal place of business of KTI Acquisition Sub, Inc. is 7000 Boulevard East, Guttenberg, New Jersey 07093.

          TENTH: That a copy of the plan and agreement of merger will be furnished by the KTI Acquisition Sub, Inc., on request and without cost to any stockholder of any constituent corporation.

                                        3
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     IN WITNESS WHEREOF, KTI Acquisition Sub, Inc. has caused this Certificate of Merger to be signed by its duly authorized officers this 28 day of August, 1998.

                                                KTI Acquisition Sub, Inc.,
                                                a Delaware corporation


                                                By:  /s/ Martin J. Sergi
                                                   -----------------------------
                                                Name: Martin J. Sergi
                                                Title: President

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